EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2004 relating to the financial statements, which appears in CyberOptics Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated January 30, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                                /s/   PricewaterhouseCoopers LLP

Minneapolis, Minnesota
May 27, 2004